United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2022

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Amy Fukutomi as Director

On July 27, 2022, Amy Fukutomi notified the Chairperson of the Board of the Company of her decision to resign, effective August 1, 2022, from her position as a member of the Board. Ms. Fukutomi’s resignation did not result from any disagreements with the Company, or management, the Board or any committee of the Board.

Ms. Fukutomi was a Class II director of the Company. Effective upon Ms. Fukutomi’s resignation as a director, the size of the Board will be reduced from 10 to nine directors. As of August 1, 2022, Ms. Fukutomi will serve as the Vice President of Corporate Compliance and Corporate Secretary of the Company.

A copy of the Company’s press release regarding the resignation of Ms. Fukutomi from the Company’s Board is attached hereto as Exhibit 10.1.

2022 Omnibus Incentive Plan

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Limoneira Company (the “Company”), the Company’s stockholders approved the Limoneira Company 2022 Omnibus Incentive Plan (the “2022 Plan”). The Plan became effective as of such stockholder approval. The 2022 Plan was previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval. The 2022 Plan authorizes award grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and any other type of award authorized by the 2022 Plan to the Company’s and its affiliates’ employees (including officers), directors and consultants. The 2022 Plan will be administered by the Compensation Committee of the Board (the “Committee”) subject to certain delegation rights permitted thereunder. Unless earlier terminated by the Board, the 2022 Plan will expire on the tenth anniversary of its effective date.

The 2022 Plan is designed to replace the Company’s Amended and Restated 2010 Omnibus Incentive Plan (the “2010 Plan”), for awards granted on or after March 22, 2022. Any awards granted under the 2010 Plan remain in effect pursuant to the terms of the 2010 Plan and the respective award agreements thereunder. Effective as of March 22, 2022, awards will be issued under the 2022 Plan and no further awards will be granted under the 2010 Plan.

The Committee approved (i) a Form of Time-Based Restricted Share Award Agreement for Non-Employee Directors; (ii) a Form of Performance-Based Restricted Share Award Agreement; and (iii) a Form of Time-Based Restricted Share Award Agreement for Employees (collectively, the “Forms of Restricted Share Award Agreements”). The Forms of Restricted Share Award Agreements are subject to the terms of the 2022 Plan.

A more detailed description of the 2022 Plan was set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 15, 2022 under the heading “Proposal 4 – Approval of the Limoneira Company 2022 Omnibus Incentive Plan” and is incorporated herein by reference. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. A copy of the Form of Time-Based Restricted Share Award Agreement for Non-Employee Directors, Form of Performance-Based Restricted Share Award Agreement and Form of Time-Based Restricted Share Award Agreement for Employees for the 2022 Plan are attached to this Form 8-K as Exhibits 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

10.1	Limoneira Company Press Release, dated August 1, 2022
10.2	Limoneira Company 2022 Omnibus Incentive Plan
10.3	Form of Time-Based Restricted Share Award Agreement for Non-Employee Directors
10.4	Form of Performance-Based Restricted Share Award Agreement
10.5	Form of Time-Based Restricted Share Award Agreement for Employees
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2022	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer and Treasurer